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                                                                     EXHIBIT 2.6


                              CERTIFICATE OF MERGER
                                     MERGING

                           RW ACQUISITION CORPORATION,
                             a Delaware corporation

                                  WITH AND INTO

                            CARDIOGENESIS CORPORATION
                             a Delaware corporation

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 Pursuant to Section 251 of the General Corporation Law of the State of Delaware
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      RW Acquisition Corporation, a Delaware corporation ("Merger Sub"), and
Cardiogenesis Corporation, a Delaware corporation ("Cardiogenesis"), DO HEREBY CERTIFY AS FOLLOWS:

      FIRST: That the constituent corporations to the merger certified here are Merger Sub and Cardiogenesis. Merger Sub was incorporated on October 16, 1998 pursuant to the Delaware General Corporation Law (the "Delaware Law"), and Cardiogenesis was incorporated on April 11, 1996 pursuant to the Delaware Law.

      SECOND: That an Agreement and Plan of Reorganization (the "Reorganization Agreement") dated as of October 21, 1998 by and among Eclipse Surgical Technologies, Inc., a California corporation, Merger Sub and Cardiogenesis, setting forth the terms and conditions of the merger of Merger Sub with and into Cardiogenesis (the "Merger"), has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with
Section 251 of the Delaware Law.

      THIRD: That Cardiogenesis shall be the surviving corporation in the merger (the "Surviving Corporation") and the name of the Surviving Corporation shall be Cardiogenesis Corporation.

      FOURTH: That Pursuant to the Reorganization Agreement, the Restated Certificate of Incorporation of the Surviving Corporation is amended to read in its entirety as set forth in Exhibit A attached hereto.


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      FIFTH: That an executed copy of the Reorganization Agreement is on file at the office of the Surviving Corporation at the following address:

             Cardiogenesis Corporation
             540 Oakmead Parkway
             Sunnyvale, California 94086

      SIXTH: That an executed copy of the Reorganization Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any constituent corporation.

      SEVENTH: That the Merger shall become effective upon the filing of this Certificate of Merger with the Secretary of State of the State of Delaware.

      IN WITNESS WHEREOF, each of Merger Sub and Cardiogenesis has caused this Certificate of Merger to be executed in its corporate name as of this ___ day of _______, 199_.


                                       CARDIOGENESIS CORPORATION
                                       a Delaware corporation


                                       By: _____________________________________
                                            Allen W. Hill
                                            President & Chief Executive Officer
ATTEST:


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Secretary

                                       RW ACQUISITION CORPORATION
                                       a Delaware corporation


                                       By: _____________________________________
                                            Douglas Murphy-Chutorian
                                            Chief Executive Officer

ATTEST:



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